                                                                    EXHIBIT 99.3

                            METRO-GOLDWYN-MAYER INC.

                 EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENT

                                PURSUANT TO THE

                 AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN

     This Employee Non-Qualified Stock Option Agreement (the "Agreement") is entered into as of the Date of Grant set forth below by Metro-Goldwyn-Mayer Inc., a Delaware corporation (the "Company"), and the person named below as Employee.

     Employee is an employee of the Company or one or more of its subsidiaries. Pursuant to the Company's Amended and Restated 1996 Stock Incentive Plan (the "Plan"), the Compensation Committee of the Board of Directors of the Company, which administers the Plan (the "Committee"), has approved the grant to Employee of an option to purchase shares of the Common Stock of the Company (the "Common Stock"), on the terms and conditions set forth below and subject to the terms of the Plan and to this Agreement being entered into by Employee with the Company. The Company and Employee agree as set forth below.

     1.  GRANT OF OPTION; CERTAIN TERMS AND CONDITIONS.  The Company hereby
         ---------------------------------------------
grants to Employee, and Employee hereby accepts, as of the Date of Grant, an option to (the "Option") purchase the number of shares of Common Stock set forth below (the "Option Shares"), at the Exercise Price per share set forth below, which option will expire at 5:00 p.m., West Coast Time, on the Expiration Date set forth below and will be subject to all of the terms and conditions set forth in the Plan and this Agreement. On each anniversary of the Date of Grant, the Option will become exercisable to purchase ("vest with respect to") that number of Option Shares (rounded to the nearest whole share) equal to the total number of Option Shares multiplied by the Annual Vesting Rate set forth below.

          Employee:                         _________________

          Date of Grant:                            _________

          Number of shares purchasable:             _________

          Exercise Price per share:                    ______

          Expiration Date:                           ________

          Annual Vesting Rate:                            20%

          If, after the first anniversary of the Date of Grant and before the Option has become fully vested, the employment of Employee is terminated for any reason other than a termination by the Company with "Cause", a resignation by Employee without "Good Reason" or a termination pursuant to Section 2(a)(iii) hereof, and such termination does not occur on a date which is an anniversary of the Date of Grant, then, in addition to the portion of the Option which has theretofore vested as of the then most recent prior anniversary date of the Date of Grant (the "Prior Anniversary Date"), the Option shall immediately vest with respect to an additional portion determined by multiplying the Annual Vesting Rate (i.e., 20%) by a fraction, the numerator of which is the number of full monthly periods which have elapsed since the Prior Anniversary Date and the denominator of which is the number 12. By way of illustration, if the anniversary of the Date of Grant is September 15 of a given year, and the date of termination of Employee's employment is November 20 of such year, then the two full monthly periods will have elapsed since the applicable Prior Anniversary Date. The unvested portion of the Option will terminate as set forth in Section 2(a) below.

     The Option is not intended to qualify as an incentive stock option under
Section 422 of the Internal Revenue Code, as amended.

     2.  ACCELERATION OF VESTING AND TERMINATION OF OPTION.
         -------------------------------------------------

     (a)  Termination of Employment.
          -------------------------

          (i) Retirement. If Employee ceases to be employed by reason of Employee's retirement in accordance with the Company's then-current retirement policy ("Retirement"), then (A) the portion of the Option that has not vested on or prior to the date of such Retirement will terminate on such date and (B) the remaining vested portion of the Option will terminate upon the earlier of the Expiration Date and the first anniversary after the date of Retirement.

          (ii) Death or Permanent Disability. If Employee ceases to be employed by reason of Employee's death or "Permanent Disability" (defined below), then (A) the portion of the Option that has not vested on or prior to the date of Employee's death or Permanent Disability will terminate on that date and (B) the remaining vested portion of the Option will terminate upon the earlier of the Expiration Date and the first anniversary of the date of Employee's death or Permanent Disability.

          "Permanent Disability" has the meaning given to that term in Employee's employment agreement with the Company or any of its subsidiaries or, if not so defined or if Employee does not have an employment agreement with the Company or a subsidiary of the Company, "Permanent Disability" means the inability of Employee to perform, after reasonable accommodations by the Company or such subsidiary, the essential functions of his or her duties and obligations as an employee of the Company or such subsidiary by reason of any medically determinable physical or mental impairment that can reasonably be expected to result in death within 12 months or which has lasted or can be expected to last for a continuous period of not less than 12 months.

          The determination of whether Employee has a Permanent Disability for purposes of this Agreement will be made by the Committee (or its designee) in its discretion. In making its determination, the Committee (or its designee) may request that Employee submit to an examination by a licensed physician selected by the Committee (or its designee), and the physician's examination report or conclusion will be provided to the Committee (or its designee) and Employee. The Committee (or designee) may rely solely on the examination or report of the physician in making its determination; provided that if Employee does not submit to an examination by that physician within 20 days after a request that Employee do so, the Committee (or its designee) may make its determination based on its assumption, made in its discretion (which assumption will be conclusive), of what the physician's report or examination would have shown if made.

          (iii) Termination without Cause or Resignation for Good Reason after a Designated Change in Control. If, within one year after a "Designated Change in

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

     Control", the employment of Employee is terminated without "Cause" or Employee resigns with "Good Reason", then (A) the portion of the Option that has not become vested on or prior to the date of such termination or resignation will become fully vested on the date of such termination or resignation and (B) the Option will be exercisable in full on the date of such termination or resignation, provided, however, that the Option will terminate upon the earlier of the Expiration Date and the date that is 90 days after the date of such termination or resignation. The terms "Designated Change in Control", "Cause" and "Good Reason", as used in the preceding sentence, and the terms "Seven", "Studios" and "Tracinda" as used in Schedule A to this Agreement, have the meanings given to them in Schedule A to this Agreement.

          (iv) Other Termination or Resignation of Employment. If Employee's employment is terminated or Employee resigns from his or her employment (regardless of the cause of or reason, if any, for the termination or resignation and, without limitation, even if the termination is wrongful), other than in a manner covered by Sections 2(a)(i), (ii) or (iii), then:
     (A) the portion of the Option that has not become vested on or prior to the date of such termination or resignation will terminate immediately, without the payment of any consideration to Participant ; and (B) the remaining vested portion of the Option will terminate upon the earlier of the Expiration Date and the date that is 90 days after the date of resignation or termination.

     (b)  Death Following Termination of Employment.  Notwithstanding anything
          -----------------------------------------
to the contrary in this Agreement, if Employee dies at any time after the termination of his or her employment and prior to the date on which the Option is terminated pursuant to Section 2(a) above, then the vested portion of the Option will terminate on the earlier of the Expiration Date or the first anniversary of the date of Optionee's death.

     (c)  Acceleration of Option by Committee.  The Committee, in its sole
          -----------------------------------
discretion, may accelerate the exercisability of the Option at any time and for any reason.

     (d)  Dissolution or Liquidation.  Except as provided to the contrary in
          --------------------------
Section 3 hereof, the Option will become fully vested and exercisable immediately prior to, and shall terminate upon, the consummation of the dissolution or liquidation of the Company.

     3.  ADJUSTMENTS; MERGER AND SIMILAR EFFECT TRANSACTIONS.  If the
         ---------------------------------------------------
outstanding securities of the class then subject to the Option are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a merger, consolidation or other acquisition of all or substantially all of the stock or assets of the Company (however structured) (each an "Acquisition"), reorganization, recapitalization, restructuring, reclassification, dividend (other than ordinary quarterly cash dividends) or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the property and assets of the Company are sold, then, the Committee will, in accordance with the provisions of the Plan, make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Option; provided, however, that any such adjustments in the Option will be made without changing the aggregate Exercise Price of the then unexercised portion of the Option; provided, further that in the case of an Acquisition in which the consideration receivable by stockholders of the Company consists solely of cash (or solely of cash and the assumption of liabilities), subject to an "Exemptive Election" (defined below), the Option will continue to vest following the Acquisition as if Employee had continued to be employed by the Company or a subsidiary of the Company through the time the Option is fully vested, the Option will be exercisable as provided in Section 4 hereof and, upon such exercise, Employee will receive, without interest, the amount of cash the Employee would have received for the Option Shares acquired on exercise had he or she owned such Option shares at the date of the Acquisition; and provided, further, that in the case of any other Acquisition (other than an Acquisition, the primary purpose of which is to change the domicile of the Company within the United States (i.e., a so-called reincorporation transaction)), subject to an Exemptive Election, the Company will ensure that the Plan and this Agreement will be assumed by the acquiring entity, the Option will continue to vest as provided in this Agreement and the Option will be an option to acquire the securities and, without interest, the other consideration receivable by stockholders of the Company in the Acquisition. The Committee may in its discretion (but without any obligation to do so) make an election with respect to any Acquisition (an "Exemptive Election") pursuant to which (i) the Option will become fully vested and exercisable (to the extent not previously exercised or terminated) immediately prior to the consummation of the Acquisition, (ii) Employee shall be given the option to exercise the Option in full immediately prior to consummation of the Acquisition (to the extent not previously exercised or terminated) and (iii) the Option will terminate upon consummation of the Acquisition. If the Company elects to invoke an Exemptive Election with respect to any Acquisition, it or the Committee will give written notice of the election to Employee not later than 20 days preceding the date of consummation of the Acquisition and the last two provisos of the first sentence of this Section 3 will not be applicable with respect to the Acquisition.

     4.  EXERCISE.
         --------

     (a) Only the vested portion of the Option may be exercised and, subject to the limitations in Section 2 and to this Section 4, the Option may be exercised as to the portion that is then vested at any time and from time to time until the Option expires or is terminated.

     (b) The Option will be exercisable during Employee's lifetime only by Employee or by Employee's guardian or legal representative, and after Employee's death only by the person or entity entitled to do so under Employee's last will and testament or applicable intestate law.

     (c) The Option may only be exercised by the delivery to the Company of a written notice of such exercise (the "Exercise Notice"), which notice must specify the number of Option Shares to be purchased (the "Purchased Shares") and the aggregate Exercise Price for such shares, together with payment in full of such aggregate Exercise Price in cash or by check payable to the Company; provided, however, that payment of such aggregate Exercise Price may instead be made, in whole or in part, by one or more of the following means selected by Employee in his or her sole discretion:

          (i) the delivery to the Company of a certificate or certificates representing shares of Common Stock that are "mature" shares (as that term is used in Bulletin No. 84-18 of the Emerging Issues Task Force of the Financial Accounting Standards Board), duly endorsed or accompanied by duly executed stock powers, which delivery effectively transfers to the Company good and valid title to those shares of Common Stock, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares of Common Stock to be valued on the basis of the aggregate "Fair Market Value" (defined in the Plan) on the date Employee delivers his or her Exercise Notice applicable to that exercise to the Company (the "Option Determination Date")); or

          (ii) the delivery, concurrently with the exercise and in accordance with Section 220.3(e)(4) of Regulation T promulgated under the Exchange Act (or, if applicable, any successor Section), of a properly executed Exercise Notice and irrevocable instructions to a broker promptly to deliver to the Company a specified dollar amount of the proceeds of a sale or a loan secured by the shares of Common Stock issuable upon any exercise of the Option.

     5.  PAYMENT OF WITHHOLDING TAXES.  If the Company becomes obligated to
         ----------------------------
withhold an amount on account of any tax imposed as a result of the exercise of the Option, including, without limitation, any federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax (the "Withholding Liability"), then Employee must, on the date of exercise and as a condition to the issuance of the Purchased Shares, pay the Withholding Liability to the Company in cash or by check payable to the Company, by the tendering of shares of Common Stock with a Fair Market Value, as of the day preceding the date of such exercise, equal to the amount of the Withholding Liability or by a reduction in the number of shares of Common Stock or other securities or property otherwise issuable pursuant to the exercise of the Option with a Fair Market Value, as of the day preceding the date of such exercise, equal to the amount of Withholding Liability as of the Option Determination Date with respect to the exercise of the Option. Employee consents to the Company withholding the full amount of the Withholding Liability from any compensation or other amounts otherwise payable to Employee if Employee does not pay the Withholding Liability to the Company on the date of exercise of the Option, and Employee agrees that the withholding and payment of any such amount by the Company to the relevant taxing authority will constitute full satisfaction of the Company's obligation to pay such compensation or other amounts to Employee. Employee will indemnify the Company and hold it harmless from and against any federal, state or local withholding tax liability (including interest and penalties) that results from any exercise of the Option, except to the extent that (i) any such penalties result from the failure of the Company to make a good faith determination of the amounts to withhold from Employee or (ii) any such liabilities, interest or penalties result from the failure of the Company to pay over to the relevant taxing authorities any sums withheld from, or paid to the Company by, Employee to satisfy any Withholding Liability.

     6.  NOTICES.  All notices and other communications required or permitted to
         -------
be given pursuant to this Agreement must be in writing and will be deemed given if delivered personally or five days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the Company at 2500 Broadway Street, Santa Monica, California 90404, Attention: Chief Executive and Financial Officers, or to Employee at the address set forth beneath Employee's signature on the signature page hereto, or at such other addresses as they may designate by written notice in the manner aforesaid.

     7.  STOCK EXCHANGE OR NASDAQ REQUIREMENTS; APPLICABLE LAWS.
         ------------------------------------------------------
Notwithstanding anything to the contrary in this Agreement, no shares of Common Stock purchased upon exercise of the Option, and no certificate representing all or any part of such shares, will be issued or delivered if (a) such shares have not been listed, subject to notice of issuance, on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

     8.  NONTRANSFERABILITY.  Neither the Option nor any interest therein may be
         ------------------
sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

     9.  PLAN.  The Option is granted pursuant to the Plan, as in effect on the
         ----
Date of Grant, and is subject to all the terms and conditions of the Plan, as it may be amended from time to time; provided, however, that no amendment may deprive Employee, without Employee's consent, of the Option or of any of Employee's rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan will be final and binding upon Employee. Until the Option expires, terminates or is exercised in full, the Company will, upon written request therefor, send a copy of the Plan, in its then-current form, to Employee or any other person or entity then entitled to exercise the Option.

     10.  STOCKHOLDER RIGHTS.  The Option is not considered to be an equity
          ------------------
security of the Company. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares prior to the date on which Employee is recorded as the holder of such Option Shares on the records of the Company.

     11.  EMPLOYMENT RIGHTS.  Subject to the provisions of any written
          -----------------
employment agreement between Employee and the Company or a subsidiary of the Company, neither any provision of the Plan or this Agreement nor the holding of the Option (a) confers upon Employee any right to continue in the employ of the Company or any of its subsidiaries, (b) affects the right of the Company and each of its subsidiaries to terminate the employment of Employee, with or without Cause and for any reason or without reason, or (c) confers on Employee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Plan. EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE COMPANY AND EACH OF ITS SUBSIDIARIES MAY TERMINATE THE EMPLOYMENT OF EMPLOYEE AT ANY TIME (X) WITH OR WITHOUT CAUSE AND
(Y) FOR ANY REASON OR FOR NO REASON, PROVIDED THAT NOTHING IN THIS SENTENCE AFFECTS THE RIGHTS AND REMEDIES OF THE COMPANY OR ANY SUBSIDIARY OF THE COMPANY UNDER ANY WRITTEN EMPLOYMENT AGREEMENT THAT MAY NOW OR IN THE FUTURE EXIST BETWEEN EMPLOYEE AND THE COMPANY OR A SUBSIDIARY OF THE COMPANY.

     12.  ARBITRATION OF DISPUTES.
          -----------------------

     (a) All disputes between Employee and the Company, however significant, arising out of, relating in any way to, or in connection with, this Agreement (including the validity, scope and enforceability of this arbitration provision) will be settled only by an arbitration (x) conducted in accordance with the then rules of the American Arbitration Association or any similar successor body and
(y) held in Los Angeles, California.

     (b) The arbitration will be held before a single arbitrator mutually agreed to by the parties to the arbitration, except that, if the parties fail to agree to an arbitrator within 20 days from the date on which the claimant's request for arbitration is delivered to the other party to the arbitration, the arbitration shall be held before an arbitrator appointed by the American Arbitration Association.

     (c) The award of the arbitrator will be made within 90 days from the date on which the arbitrator is selected. The award of the arbitrator will be final and, to the greatest extent allowed by law, the parties agree to waive their right to any form of appeal. The arbitrator must award costs and fees, including the fees of the arbitrator, to the prevailing party. Judgment on any award of the arbitrator may be entered in any court having jurisdiction or application may be made to such court for the judicial acceptance of the award and for one or more orders of enforcement.

     13.  GOVERNING LAW.  This Agreement and the Option issued under this
          -------------
Agreement are to be governed by and are to be construed and enforced in accordance with the internal laws, and not the laws pertaining to choice or conflict of laws, of the State of Delaware.

     14.  SEVERABILITY; SUCCESSORS.  If any provision or portion of this
          ------------------------
Agreement is illegal or unenforceable, the other portions of this Agreement will not be affected by the illegality or unenforceability. Subject to Sections 2(d) and 3 hereof, this Agreement will be binding on the Company and Employee and their respective successors and assigns, however such succession or assignment is effected.

     15.  OPTIONS AND SHARES ISSUABLE UPON EXERCISE NOT REGISTERED.
          --------------------------------------------------------

     Employee, by accepting the Option granted hereby, acknowledges that the Option is not, and the shares of Common Stock and other securities issuable upon exercise of the Option may not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), and represents that he or she has acquired the Option for his or her own account and not with a present view to, or in connection with, any distribution thereof in violation of the Securities Act. Unless and until covered by a registration statement under the Securities Act, each stock certificate representing the shares of Common Stock and other securities purchased upon exercise of the Option shall be stamped or otherwise imprinted with the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES OR BLUE SKY LAW. THEY MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, OR IF AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAWS IS AVAILABLE."

METRO-GOLDWYN-MAYER INC.                    EMPLOYEE

By:_____________________                    __________________________________
                                            Name:
                                            __________________________________
                                            Street Address
                                            __________________________________
                                            City, State and Zip Code
                                            __________________________________
                                            Social Security Number

                                   SCHEDULE A

                              CERTAIN DEFINITIONS
                              -------------------

CAUSE
-----

          "Cause" means (i) the failure of Employee to substantially perform his or her duties with MGM or any subsidiary of MGM (other than any such failure resulting from illness, temporary absence, authorized vacation, legal incapacity or disability), which failure continues 30 days after a demand for substantial performance is delivered in writing to Employee by the Board of Directors of the employing entity or MGM (the "Board"), which specifically identifies the manner in which Employee has not substantially performed his or her duties; (ii) Employee's failure to follow reasonable and lawful directives (consistent with the terms of Employee's written employment agreement with MGM (or, if applicable, employing subsidiary of MGM), if any, and, if applicable, the Amended and Restated Investors Shareholder Agreement dated as of August 4, 1997 among Seven, Tracinda, MGM, Studios and Frank G. Mancuso) of the Board (or, if applicable, the Chief Executive Officer of the employing entity (the "CEO")), which failure continues 30 days after a demand for Employee to follow those directives is delivered in writing to Employee by the Board (or, if applicable, the CEO) that specifically identifies the manner in which Employee has not followed the directives; (iii) the engaging by Employee in willful, reckless or grossly negligent misconduct, in connection with his or her employment, unless Employee ceases the misconduct within ten days, and remedies the adverse effect of the misconduct within 30 days, in each case after a demand to cease engaging in the misconduct is delivered in writing to Employee by the Board (or, if applicable, the CEO) that specifically identifies the misconduct; (iv) Employee's conviction of an offense involving moral turpitude or a felony (provided that the first conviction of Employee, after his or her Date of Grant, for driving under the influence of alcohol will not constitute "Cause"); or (v) material breach by Employee of Employee's written employment agreement, if any, with MGM (or, if applicable, employing subsidiary of MGM) and failure to cure the breach within 30 days of delivery of a written notice to Employee by the Board (or, if applicable, the CEO) that specifically identifies the breach. If Employee's failure under clause (i) or (ii) of the immediately preceding sentence or Employee's failure to cease misconduct under clause (iii) of the immediately preceding sentence would, if continued unabated for the period specified in that sentence, be reasonably expected to cause MGM or Studios severe and irreparable harm, and if the notice to Employee so specifies, the Board (or, if applicable, the CEO) may shorten the period within which the failure must cease to a reasonable period specified in the notice, but not less than ten days in the case of clauses (i) and (ii) or five days in the case of clause (iii). If the remedy, cure or cessation of an act or omission which is the subject of a notice under this definition of "Cause" would reasonably require more than 30 days to complete and Employee commences the remedy, cure or cessation within 30 days after receipt of the notice and diligently pursues the same to completion, the act or omission will not constitute "Cause", unless the remedy, cure or cessation is not completed within 60 days from the date of notice from the Board (or, if applicable, the CEO). If any event, action or failure to act specified in clauses (i) through (v) in the first sentence of this definition occurs, the right of MGM to terminate Employee for Cause as the result of the occurrence will continue for a period of 90 days after the date of the occurrence (or, if notice thereof is required and is given within such 90-day period, 60 days after the expiration of the cure period specified therefor).

DESIGNATED CHANGE IN CONTROL
----------------------------

     "Designated Change in Control" means occurrence or consummation of: (i) any merger or consolidation of MGM with or into any other person, as the result of which, immediately upon

                                 Schedule A-1
the completion of the transaction, Tracinda and Seven beneficially own, in the aggregate, less than 50.1% of the combined voting power of the then outstanding voting securities of the surviving person entitled to vote, and any other person beneficially owns 30% or more of the combined voting power of the then outstanding voting securities of the surviving person entitled to vote, generally in the election of directors (or similar position persons) of the surviving person; (ii) any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the property and assets of MGM, on a consolidated basis, in one transaction or a series of related transactions, provided that this clause (ii) will not apply to any sale, transfer or other conveyance (x) to MGM or Studios by any wholly-owned direct or indirect subsidiary of MGM or Studios, (y) by any wholly-owned direct or indirect subsidiary of MGM or Studios to any other such wholly-owned direct or indirect subsidiary of MGM or Studios or (z) by MGM or Studios to one or more wholly-owned direct or indirect subsidiaries of MGM or Studios; or (iii) any transaction or event that results in Tracinda and Seven ceasing, in the aggregate, to beneficially own 50.1% or more of the combined voting power of the then outstanding voting securities of MGM entitled to vote generally in the election of directors and any other person beneficially owning 30% or more of the combined voting power of the then outstanding voting securities of MGM entitled to vote generally in the election of directors. As used in this definition of "Designated Change in Control", (a) the term "person" has the meaning given to that term under Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Exchange Act is applicable to MGM, and (b) the terms "beneficial owner" and "beneficially own" have the meanings given to them in Rule 13d-3 under the Exchange Act, whether or not the Exchange Act is applicable to MGM. Notwithstanding the foregoing provisions of this definition, a Designated Change in Control will not occur under clauses (i) or (iii) of the first sentence of this definition if the acquirer, purchaser or 50.1% owner is an employee benefit plan (or related trust) sponsored or maintained by MGM or any person controlled by MGM.

GOOD REASON
-----------

     "Good Reason" means: (i) a substantial and adverse change in Employee's status or position with MGM and its subsidiaries as it existed on the Date of Grant which is not cured within 30 days after written notice thereof to MGM from Employee; (ii) a reduction (other than for Cause) by MGM of Employee's compensation that was in effect on the Date of Grant or that was in effect thereafter, if such compensation has been increased, unless the reduction is eliminated retroactively not later than 30 days after written notice thereof to MGM from Employee; (iii) if Employee does not have a written employment agreement with MGM or any of its subsidiaries, a material reduction by MGM and its subsidiaries in the overall benefits provided to Employee, that were provided on the Date of Grant or were provided thereafter if the benefits have been increased (as used in this definition, "benefits" includes all profit-sharing, retirement, pension, health, medical, dental, disability insurance, automobile and similar benefits), unless the reduction is eliminated retroactively not later than 30 days after written notice thereof to MGM from Employee; (iv) a relocation of the Employee's principal place of employment to any place outside the greater Los Angeles area, except for reasonable amounts of required travel by Employee on business on behalf of MGM or any of its subsidiaries; or (v) any material breach by MGM of any provision of the Amended and Restated Plan, the agreement with Employee under the Amended and Restated Plan, the Bonus Plan, this Agreement or Employee's employment agreement, if any, with MGM or a subsidiary of MGM which adversely affects Employee and which is not cured within 30 days after written notice thereof to MGM from Employee. If any event, action or failure to act specified in clauses (i) through (v) of the immediately preceding sentence occurs, the right of Employee to terminate his or her employment for "Good Reason" as the result of the occurrence will continue for a period of 90 days after the date of the occurrence

                                 Schedule A-2

(or, if notice thereof is required and is given within such 90-day period, 60 days after the expiration of the cure period specified therefor).

SEVEN
-----

     "Seven" means Seven Network Limited, a corporation organized under the laws of the Commonwealth of Australia.

STUDIOS
-------

     "Studios" means Metro-Goldwyn-Mayer Studios Inc., a Delaware corporation.

TRACINDA
--------

     "Tracinda" means Tracinda Corporation, a Nevada corporation.

                                 Schedule A-3